       As filed with the Securities and Exchange Commission on May 6, 2002.
                                                      Registration No. 333-87104

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   ----------


                               Amendment No. 1 to


                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                           UNIGENE LABORATORIES, INC.
             (Exact name of Registrant as specified in its charter)

          Delaware                           2833                      22-2328609
   (State or Other Jurisdiction      (Primary Standard Industrial     (I.R.S. Employer
 of Incorporation or Organization)   Classification Code Number)     Identification No.)

                                   ----------

                              110 Little Falls Road
                           Fairfield, New Jersey 07004
                                 (973) 882-0860

 (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                   ----------

                                 Warren P. Levy
                                    President
                           Unigene Laboratories, Inc.
                              110 Little Falls Road
                           Fairfield, New Jersey 07004
                                 (973) 882-0860

 (Name, address including zip code, and telephone number, including area code, of agent for service)

                                   ----------

                                 With a copy to:

                           Christopher G. Karras, Esq.
                                     Dechert
                            4000 Bell Atlantic Tower
                                1717 Arch Street
                             Philadelphia, PA 19103
                                 (215) 994-4000

                                   ----------

         Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant has filed a further amendment that specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933.

                                     Part II

                     Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution

     The expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions, if any) are set forth below. Each item listed is estimated, except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee .......    $    188
Blue Sky fees and expenses ................................          --
Accounting fees and expenses ..............................      10,000
Legal fees and expenses ...................................      25,000
Registrar and transfer agent's fees and expenses ..........       1,000
Printing and engraving expenses ...........................       5,000
Miscellaneous .............................................       1,000
                                                               --------
Total expenses ............................................    $ 42,188
                                                               ========


Item 14. Indemnification of Directors and Officers

     Article VI of the Registrant's By-laws requires the Registrant to indemnify each of its directors and officers to the extent permitted by the Delaware General Corporation Law ("DGCL"). Section 145 of the DGCL provides that a corporation may indemnify any person, including any officer or director, who was or is a party, or who is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 also provides that a corporation may indemnify any person, including any officer or director, who was or is a party, or who is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that a court of competent jurisdiction shall determine that such indemnity is proper. To the extent that a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation is required under Delaware law to indemnify that person against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

     The Registrant's Certificate of Incorporation provides that no director shall be liable to the Registrant or its stockholders for monetary damages for breach of his fiduciary duty as a director. However, a director will be liable for any breach of his duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, any transaction from which the director derived an improper personal benefit, or payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law.

Item 15. Recent Sales of Unregistered Securities

     Since March 31, 1999, Unigene has made the following sales of securities that were not registered under the Securities Act of 1933, as amended (the "Securities Act"):

          (1) During the quarter ended June 30, 1999, $1,000,000 in principal amount of the 5% Debentures were converted into (a) 1,457,458 shares of Unigene common stock and (b) warrants, expiring April through June 2004, to purchase an aggregate of 58,298 shares of Unigene common stock at exercise prices ranging from $.78 to $1.15 per share. All of such shares and warrants were issued by Unigene to The Tail Wind Fund, Ltd. without registration in reliance on an exemption under Section 3(a)(9) of the Securities Act. No commission or other remuneration was paid to solicit the conversion.

          (2) In July 1999, Unigene issued 95,853 shares of Unigene common stock as payment of approximately $90,000 in accrued interest on the 5% Debentures. All of such shares were issued by Unigene to The Tail Wind Fund, Ltd. without registration in reliance on an exemption under Section 4(2) of the Securities Act, because the offer and sale was made to a limited number of investors in a private transaction.

          (3) During the quarter ended December 31, 1999, $800,000 of principal amount of the 5% Debentures were converted into (a) 1,906,565 shares of Unigene common stock and (b) warrants, expiring in 2004, to purchase an aggregate of 76,261 shares of Unigene common stock at exercise prices ranging from $.46 to $.60 per share. All of such shares and warrants were issued by Unigene to The Tail Wind Fund, Ltd. without registration in reliance on an exemption under Section 3(a)(9) of the Securities Act. No commission or other remuneration was paid to solicit the conversion.

          (4) In the quarter ended March 31, 2000, Unigene issued for cash 626,036 shares of Unigene common stock to four accredited investors all of whom were involved in fund raising activities for Unigene upon the exercise of an equal number of warrants exercisable to purchase one share of Unigene common stock at exercise prices ranging from $1.38 to $2.43 per share. An additional 103,032 shares of Unigene common stock were issued to The Tail Wind Fund, Ltd. upon the cashless exercise of a total of 141,123 warrants at exercise prices ranging from $.46 to $1.52 per share. All of such shares were issued by Unigene without registration in reliance on an exemption under Section 4(2) of the Securities Act, because the offer and sale was made to a limited number of investors in a private transaction.

          (5) In the quarter ended June 30, 2000, Unigene issued 56,007 shares of Unigene common stock to three accredited investors all of whom were involved in fund raising activities for Unigene upon the cashless exercise of a total of 116,666 warrants at exercise prices ranging from $1.38 to $1.44 per share. All of such shares were issued by Unigene without registration in reliance on an exemption under Section 4(2) of the Securities Act, because the offer and sale was made to a limited number of investors in a private transaction.

          (6) In the quarter ended September 30, 2000, Unigene issued 95,685 shares of Unigene common stock to three accredited investors all of whom were involved in fund raising activities for Unigene upon the cashless exercise of a total of 195,834 warrants and options at exercise prices ranging from $1.38 to $1.44 per share. In addition, Unigene issued for cash 224,500 shares of Unigene common stock to four accredited investors all of whom were involved in fund raising activities for Unigene upon the exercise of warrants at exercise prices ranging from $1.38 to $1.50 per share. All of the shares were issued by Unigene without registration in reliance on an exemption under Section 4(2) of the Securities Act, because the offer and sale was made to a limited number of investors in a private transaction.

          (7) In the quarter ended December 31, 2000, Unigene issued 8,636 shares of Unigene common stock to one accredited investor who was involved in fund raising activities for Unigene upon the cashless exercise of a total of 22,000 warrants at an exercise price of $2.00 per share. All of the shares were issued by Unigene without registration in reliance on an exemption under Section 4(2) of the Securities Act, because the offer and sale was made to a limited number of investors in a private transaction.

          (8) In the quarter ended March 31, 2001, Unigene issued to Fusion 2,000,000 shares of Unigene common stock and a warrant to purchase 1,000,000 shares of Unigene common stock. These securities were issued by Unigene without registration in reliance on an exemption under Section 4(2) of the Securities Act, because the offer and sale was made to a limited number of investors in a private transaction.

          (9) In the quarter ended June 30, 2001, Unigene sold 1,041,500 shares of common stock to Fusion Capital Fund II, LLC for gross proceeds of $455,290. All of such shares were issued by the Company without registration in reliance on an exemption under Section 4(2) of the Securities Act of 1933, because the offer and sale was made to a limited number of investors in a private transaction.

          (10) In the quarter ended September 30, 2001, Unigene sold 1,437,492 shares of common stock to Fusion Capital Fund II, LLC for gross proceeds of $476,076. All of such shares were issued by the Company without registration in reliance on an exemption under Section 4(2) of the Securities Act of 1933, because the offer and sale was made to a limited number of investors in a private transaction.

          (11) In the quarter ended December 31, 2001, Unigene sold 2,533,493 shares of common stock to Fusion Capital Fund II, LLC for gross proceeds of $949,434. All of such shares were issued by the Company without registration in reliance on an exemption under Section 4(2) of the Securities Act of 1933, because the offer and sale was made to a limited number of investors in a private transaction.

          (12) In the quarter ended March 31, 2002, Unigene sold 2,384,000 shares of common stock to Fusion Capital Fund II, LLC for gross proceeds of $1,214,930. All of such shares were issued by the Company without registration in reliance on an exemption under Section 4(2) of the Securities Act of 1933, because the offer and sale was made to a limited number of investors in a private transaction.

          (13) In the quarter ended March 31, 2002, Unigene sold 300,000 shares of common stock to Rutgers University in exchange for cancellation of the indebtedness in the amount of $225,000. All of such shares were issued by the Company without registration in reliance on an exemption under Section 4(2) of the Securities Act of 1933, because the offer and sale was made to a limited number of investors in a private transaction.

Item 16. Exhibits and Financial Statement Schedules

          (a)   Exhibits:

Exhibit
Number      Description
------      -----------

3.1 Certificate of Incorporation of the Registrant and Amendments thereto to July 1, 1986 (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement No. 33-6877 on Form S-1, filed July 1, 1986).

3.1.1 Amendments to Certificate of Incorporation filed July 29, 1986 and May 22, 1987 (incorporated by reference to Exhibit 3.1.1 to the Registrant's Registration Statement No. 33-6877 on Form S-1, filed July 1, 1986).

3.1.2 Amendment to Certificate of Incorporation filed August 22, 1997 (incorporated by reference to Exhibit 3.1.2 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30,
            1997).

3.1.3 Amendment to Certificate of Incorporation filed July 18, 2001 (incorporated by reference to Exhibit 3.1.3 of Post-Effective Amendment No. 2 to Registrant's Registration Statement No. 333-04557 on Form S-1, filed December 12, 2001).

3.2         By-Laws of the Registrant (incorporated by reference to Exhibit
            3.2 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993).

4.2 Specimen Certificate for Common Stock, par value $.01 per share (incorporated by reference to Exhibit 3.1.1 to the Registrant's Registration Statement No. 33-6877 on Form S-1, filed July 1,
            1986).

5.1 Opinion of Dechert as to the legality of 2,700,000 of the shares of Unigene common stock being registered. *

10.1        Lease agreement between the Registrant and Fulton Street
            Associates, dated May 20, 1993 (incorporated by reference to Exhibit
            10.1 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992 (File No. 0-16005)).

10.2 1994 Employee Stock Option Plan (incorporated by reference to the Registrant's Definitive Proxy Statement dated April 28, 1994, which is set forth as Appendix A to Exhibit 28 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993(File No. 0-16005)).

10.3        Directors Stock Option Plan (incorporated by reference to Exhibit
            10.4 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 (File No. 0-16005)).

10.4 Mortgage and Security Agreement between the Registrant and Jean Levy dated February 10, 1995 (incorporated by reference to Exhibit
            10.4 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994).

10.5 Loan and Security Agreement between the Registrant and Jay Levy, Warren P. Levy and Ronald S. Levy dated March 2, 1995 (incorporated by reference to Exhibit 10.5 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994).

10.6 Employment Agreement between the Registrant and Warren P. Levy, dated January 1, 2000 (incorporated by reference to Exhibit 10.6 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999).

10.7 Employment Agreement between the Registrant and Ronald S. Levy, dated January 1, 2000 (incorporated by reference to Exhibit 10.7 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999).

10.8 Employment Agreement between the Registrant and Jay Levy, dated January 1, 2000 (incorporated by reference to Exhibit 10.8 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999).

10.9 Split Dollar Agreement dated September 30, 1992 between the Registrant and Warren P. Levy (incorporated by reference to Exhibit
            10.9 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992).

10.10 Split Dollar Agreement dated September 30, 1992 between the Registrant and Ronald S. Levy (incorporated by reference to Exhibit
            10.10 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992).

10.12 Amendment to Loan Agreement and Security Agreement between the Registrant and Jay Levy, Warren P. Levy and Ronald S. Levy dated March 20, 1995 (incorporated by reference to Exhibit 10.12 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994).

10.14       Amendment to Loan and Security Agreement between the
            Registrant and Jay Levy, Warren P. Levy and Ronald S. Levy dated June 29, 1995 (incorporated by reference to Exhibit 10.14 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995).

10.15 Promissory Note between the Registrant and Jay Levy, Warren P. Levy and Ronald S. Levy dated June 29, 1995 (incorporated by reference to Exhibit 10.15 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995).

10.17 License Agreement, dated as of July 15, 1997, between the Registrant and Warner-Lambert Company (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K, dated July 15, 1997).

10.19          Purchase Agreement, dated June 29, 1998, between the
               Registrant and The Tail Wind Fund, Ltd. (incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

10.20 Registration Rights Agreement, dated June 29, 1998, between the Registrant and The Tail Wind Fund, Ltd. (incorporated by reference to Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

10.21 Form of Promissory Note between the Registrant and Jay Levy (incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30,
               1999).

10.22 Form of Promissory Note between the Registrant and Warren Levy and Ronald Levy (incorporated by reference to Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).

10.23 Amendment to Loan Agreement and Security Agreement between the Registrant and Jay Levy, Warren Levy and Ronald Levy dated June 25, 1999 (incorporated by reference to Exhibit 10.3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).

10.24 Amended and Restated Secured Note between the Registrant and Jay Levy dated July 13, 1999 (incorporated by reference to Exhibit
               10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999).

10.25 Amended and Restated Security Agreement between the Registrant and Jay Levy, Warren P. Levy and Ronald S. Levy dated July 13, 1999 (incorporated by reference to Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999).

10.26 Subordination Agreement between the Registrant and Jay Levy, Warren P. Levy and Ronald S. Levy dated July 13, 1999 (incorporated by reference to Exhibit 10.3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30,
               1999).

10.27 Mortgage and Security Agreement dated July 13, 1999, between the Registrant and Jay Levy (incorporated by reference to Exhibit
               10.4 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999).

10.28 $70,000 Secured Note between the Registrant and Jay Levy dated July 30, 1999 (incorporated by reference to Exhibit 10.5 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999).

10.29 $200,000 Secured Note between the Registrant and Jay Levy dated August 5, 1999 (incorporated by reference to Exhibit 10.6 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999).

10.30 Modification of Mortgage and Security Agreement between the Registrant and Jay Levy dated August 5, 1999 (incorporated by reference to Exhibit 10.7 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999).

10.31 Amendment to Security Agreement and Subordination Agreement between the Registrant and Jay Levy, Warren Levy and Ronald Levy dated August 5, 1999 (incorporated by reference to Exhibit 10.8 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999).

10.32 Joint Venture Contract between Shijiazhuang Pharmaceutical Group Company, Ltd., and Unigene Laboratories, Inc., dated June 15, 2000 (incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, with certain confidential information omitted and filed separately with the Secretary of the

               Commission).

10.33 Articles of Association of Shijiazhuang-Unigene Pharmaceutical Corporation Limited, dated June 15, 2000 (incorporated by reference to Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, with certain confidential information omitted and filed separately with the Secretary of the Commission).

10.34 2000 Stock Option Plan (incorporated by reference to Attachment A to the Registrant's Schedule 14A, dated April 28, 2000, containing the Registrant's Definitive Proxy Statement for its 2000 Annual Meeting of Stockholders (File No. 0-16005)).

10.35 Common Stock Purchase Agreement, dated May 9, 2001, between the Registrant and Fusion Capital Fund II, LLC (incorporated by reference to Exhibit 10.35 to the Registrant's Registration Statement No. 333-60642 on Form S-1, filed May 10, 2001).

10.36 Registration Rights Agreement, dated April 23, 2001, between the Registrant and Fusion Capital Fund II, LLC (incorporated by reference to Exhibit 10.36 to the Registrant's Registration Statement No. 333-60642 on Form S-1, filed May 10, 2001).

10.37 Warrant, dated March 30, 2001, between the Registrant and Fusion Capital Fund II, LLC (incorporated by reference to Exhibit 10.37 to the Registrant's Registration Statement No. 333-60642 on Form S-1, filed May 10, 2001).

10.38 Patent Security Agreement dated March 13, 2001 between the Registrant and Jay Levy (incorporated by reference to Exhibit
               10.38 of Amendment No. 2 to Registrant's Registration Statement No. 333-04557 on Form S-1, filed December 12, 2001).

10.39 First Amendment to Patent Security Agreement dated May 29, 2001 between the Registrant and Jay Levy (incorporated by reference to Exhibit 10.39 of Amendment No. 2 to Registrant's Registration Statement No. 333-04557 on Form S-1, filed December 12, 2001).

10.40 Letter Agreement between Fusion Capital Fund II, LLC and Unigene Laboratories, Inc. dated November 1, 2001 (incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).

10.41 Letter Agreement between Fusion Capital Fund II, LLC and Unigene Laboratories, Inc. dated November 26, 2001 (incorporated by reference to Exhibit 10.41 of Amendment No. 2 to Registrant's Registration Statement No. 333-04557 on Form S-1, filed December 12, 2001).

10.42 Settlement Agreement between The Tail Wind Fund, Ltd. and Unigene Laboratories Inc., dated April 9, 2002 (incorporated by reference to Exhibit 10.42 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001).

10.43 License Agreement, dated as of April 13, 2002, by and between Unigene Laboratories, Inc. and SmithKline Beecham Corporation (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K, dated April 26, 2002).

23.1           Consent of KPMG LLP.**

23.2           Consent of Dechert (included in opinion filed as Exhibit 5.1).*


24.1           Powers of Attorney of Directors of Unigene Laboratories, Inc.**


--------------------------------

*    Filed herewith.

**   Previously filed.


         (b)      Financial Statement Schedules

     No financial statement schedules are required.

Item 17. Undertakings

         (a)     The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement."

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   Signatures


      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfield, New Jersey, on this 6th day of May, 2002.


                                              UNIGENE LABORATORIES, INC.


                                              By:      /s/ Warren P. Levy
                                                 -------------------------------
                                                       Warren P. Levy
                                                       President




      Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed on this 6th day of May, 2002, by the persons and in the capacities indicated below.



              Signature                                                            Title
---------------------------------------                   ---------------------------------------------------------
/s/ Warren P. Levy                                        President and Chief Executive
---------------------------------------                   Officer (principal executive officer) and Director
Warren P. Levy

/s/ Jay Levy                                              Treasurer, Chief Financial Officer, Chief Accounting
---------------------------------------                   Officer (principal financial and accounting officer) and
Jay Levy                                                  Director

/s/ Ronald S. Levy                                        Director
---------------------------------------
Ronald S. Levy

*                                                         Director
---------------------------------------
Allen Bloom

*                                                         Director
---------------------------------------
Bruce S. Morra

*                                                         Director
---------------------------------------
J. Thomas August

/s/ Warren P. Levy
-------------------------------------
Warren P. Levy

*  Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit Number          Description

-------------------     --------------------------------------------------------
5.1                     Opinion of Dechert

23.2                    Consent of Dechert (included in opinion filed as Exhibit
                        5.1).